EXHIBIT 4.4

FORM OF
SUBSCRIPTION RIGHTS CERTIFICATE

_________________ NUMBER OF RIGHTS	____________________ SUBSCRIPTION RIGHTS CERTIFICATE NO.

NONTRANSFERABLE RIGHTS TO PURCHASE 9.25 % CONVERTIBLE
REDEEMABLE SUBORDINATED DEBENTURES OF
INTERPOOL, INC.

          THE TERMS AND CONDITIONS OF THE OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED JULY 8, 2002 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE ALTMAN GROUP (THE "INFORMATION AGENT") AND AMERICAN STOCK TRANSFER & TRUST COMPANY (THE "SUBSCRIPTION AGENT"). CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE PROSPECTUS.

          THIS SUBSCRIPTION RIGHTS CERTIFICATE (THE "SUBSCRIPTION RIGHTS CERTIFICATE") OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BEFORE 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 8, 2002, UNLESS EXTENDED BY THE COMPANY TO A TIME NOT LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 30, 2002 (IN EITHER CASE, THE "EXPIRATION DATE").

          THIS SUBSCRIPTION RIGHTS CERTIFICATE IS NOT TRANSFERRABLE AND MAY NOT BE COMBINED OR DIVIDED OR ASSIGNED TO ANY OTHER PERSON.

          The rights (the "Rights") represented by this Subscription Rights Certificate may be exercised, in whole or in part, by duly completing Form 1. Before exercising Rights, Rights Holders are urged to read the Prospectus and Instructions As To Use of Subscription Rights Certificates (the "Instructions") carefully and in their entirety, additional copies of which are available from the Information Agent and the Subscription Agent. IMPORTANT: COMPLETE FORM 1 AND SIGN ON REVERSE SIDE.

SUBSCRIPTION PRICE: $25.00 PER DEBENTURE

REGISTERED HOLDER: _______________________________________

          The registered owner whose name is inscribed hereon (the "Rights Holder") is entitled to subscribe for and purchase from Interpool, Inc. (the "Company"), at the Subscription Price, one 9.25% Convertible Redeemable Subordinated Debenture, $25.00 principal amount (a "Debenture"), pursuant to the Basic Subscription Right (the "Basic Debentures") for each Right evidenced hereby. If the registered owner exercises the Basic Subscription Right in full such owner can subscribe pursuant to the Oversubscription Right for additional Debentures ("Excess Debentures") to the extent that other rights holders do not exercise their Basic Subscription Right. Exercise of both the Basic Subscription Right and Oversubscription Right will be made upon the terms and subject to the conditions set forth in the Prospectus and the Instructions. Basic Debentures subscribed for pursuant to the Basic Subscription Right and Excess Debentures subscribed for pursuant to the Oversubscription Right, if accepted, shall be issued only if this Subscription Rights Certificate, duly completed (or a Notice of Guaranteed Delivery in respect thereof) is received by the Subscription Agent together with payment of the applicable Subscription Price, prior to the Expiration Date. Such Debentures shall be delivered as soon as practicable after the Expiration Date and after all prorations and reductions contemplated by the terms of the Offering have been effected.

By: ___________________________________ Chairman and Chief Executive Officer	By: ____________________________ Secretary

          YOU SHOULD BE AWARE THAT IF YOU CHOOSE TO EXERCISE LESS THAN ALL OF THE RIGHTS EVIDENCED HEREBY, THE BALANCE OF YOUR RIGHTS WILL PERMANENTLY EXPIRE ON THE EXPIRATION DATE. YOUR EXERCISE OF RIGHTS IS IRREVOCABLE ONCE YOU HAVE SUBMITTED THIS SUBSCRIPTION RIGHTS CERTIFICATE TO THE SUBSCRIPTION AGENT. HOWEVER, THE COMPANY RESERVES THE RIGHT TO EXTEND THE EXPIRATION DATE AND TO POSTPONE, MODIFY OR CANCEL THE RIGHTS OFFERING AT ANY TIME PRIOR TO THE EXPIRATION DATE.

IMPORTANT: PLEASE READ ALL INSTRUCTIONS CAREFULLY

FORM 1

EXERCISE AND SUBSCRIPTION

          The undersigned hereby irrevocably exercises one or more Rights to subscribe for 9.25% Convertible Redeemable Subordinated Debentures as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

(a)	Number of Debentures subscribed for pursuant to the Basic Subscription Right ($25 principal amount per Debenture):	(a) ____________

(b)	Number of Debentures subscribed for pursuant to the Oversubscription Right ($25 principal amount per Debenture)*:	(b) ____________

(c)	Total Debentures (sum of lines (a) and (b)):	(c) ____________

(d)	Total number of Debentures subscribed for pursuant to the Basic Subscription Right (line (a)) multiplied by the Subscription Price of $25.00 per Debenture**:	(d) $___________

(e)	Total number of Debentures subscribed for pursuant to the Oversubscription Right (line (b)) multiplied by the Subscription Price of $ 25.00 per Debenture**:	(e) $___________

(f)	Total Subscription Price (sum of lines (d) and (e)):	(f) $___________

*	To exercise the Oversubscription Right, you must fully exercise the Basic Subscription Right.

**	If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of Debentures included in lines (a) and (b), or if the number of Debentures being subscribed for is not specified, the exercising Rights Holder shall be deemed to have subscribed for the maximum amount of Debentures that could be subscribed for upon payment of such amount. If the number of Excess Debentures to be subscribed for pursuant to the Oversubscription Right is not specified and the amount enclosed or transmitted exceeds in aggregate the Subscription Price for all Basic Debentures that could be subscribed for pursuant to the Basic Subscription Right represented by this Subscription Rights Certificate (the "Subscription Excess"), the exercising Rights Holder exercising this Subscription Rights Certificate shall be deemed to have exercised the Oversubscription Right to purchase, to the extent available, that number of Debentures equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to proration as described in the Prospectus. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber with interest on immediately available funds as soon as practicable. No interest will be paid on funds received by uncertified check.

(g)	METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES))

[__]	Check in the amount of $_____________ payable to Subscription Agent.

[__]	Certified check, bank draft or money order in the amount of $_______ payable to Subscription Agent.

[__]	Wire transfer in the amount of $____________ directed to American Stock Transfer & Trust Company, Subscription Agent, JP Morgan Chase Bank WIRE CLEARING ACCOUNT ABA #021000021, Account #323890121, Attention: Reorg. Dept.

(h)	NOTICE OF GUARANTEED DELIVERY

[__]	CHECK HERE IF RIGHTS ARE BEING EXERCISED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY TO THE SUBSCRIPTION AGENT PRIOR TO THE EXPIRATION DATE AND COMPLETE THE FOLLOWING:

Name(s) of Registered Owner(s)________________________________
Window Ticket Number (if any) ________________________________
Date of Execution of Notice of Guaranteed Delivery ________________
Name of Eligible Institution which Guaranteed Delivery
----------------------------------------------------------------------------------------
Telephone Number ___________________________________________

SPECIAL DELIVERY INSTRUCTIONS

          Unless otherwise indicated below, the Subscription Agent is hereby authorized to issue and deliver Debentures to the undersigned at the address appearing on the face of this Subscription Right Certificate.

[__]	Check this box if Debentures are to be issued in a name other than that of the Rights Holder and complete the Affiliate and/or Related Party Certification (Form 2 attached hereto).

IMPORTANT: RIGHTS HOLDER SIGN HERE
IF RIGHTS ARE BEING EXERCISED AND
COMPLETE ATTACHED SUBSTITUTE FORM W-9

Dated:__________, 2002

Signature(s) of Rights Holder(s)

Must be signed by the registered holder(s) as name(s) appear(s) on this Subscription Rights Certificate. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information. See the Instructions.

(Please Print)

Capacity (Full Title): ____________________________________________
Address: ______________________________________________________
                                           (Include Zip Code)
Area Code and Home Telephone Number: ___________________________
Area Code and Business Telephone Number: ________________________
Tax Identification or Social Security Number: _______________________

SIGNATURE GUARANTEE
(to be executed if Form 2 is completed;
see paragraph 5(c) of the Instructions)

The undersigned, an eligible guarantor institution pursuant to Rule l7Ad-l5 promulgated under the Securities Exchange Act of 1934, as amended, and a participant in a Securities Transfer Association recognized signature program, does hereby guarantee that the signature of the Holder hereinabove is genuine.

Dated: _____________ , 2002

_________________________________ Firm Name (If applicable) _________________________________ Authorized Signature _________________________________ Name and Title

SUBSTITUTE FORM W-9

PAYER'S REQUEST FOR
TAXPAYER IDENTIFICATION NUMBER (TIN)

PAYER'S NAME:	_______________________________

PART 1:	PLEASE PROVIDE YOUR TIN AND CERTIFY BY SIGNING AND DATING BELOW. _____________________________________ Social Security Number Or Employer Identification Number

PART 2:	For Payees NOT subject to backup withholding under the provisions of section 3406(a) (1) (C) of the Internal Revenue Code, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 and complete as instructed therein.

PART 3:	Awaiting TIN [___]

CERTIFICATION. Under penalty of perjury, I certify that (1) the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS center or Social Security Administration office or (b) I intend to mail or deliver an application in the near future) and (2) I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS. You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.)

SIGNATURE ________________________                      DATE __________________________

Name __________________________________________________________________
                                                                 (PLEASE PRINT)
Address ________________________________________________________________
                                                                 (INCLUDING ZIP CODE)

FORM 2

AFFILIATE AND/OR RELATED PARTY CERTIFICATION

ISSUING INSTRUCTIONS: List the name, address and Tax Identification Number or Social Security Number of each affiliate or related party to whom Debentures should be issued and the number of Debentures that should be issued to each such person. If additional space is required, attach a copies of this form as needed. Any Debentures subscribed for but not accounted for below will be issued in the name of the registered owner. If, pursuant to the Oversubscription Right, more Debentures are subscribed for than are issued, the affiliates or related parties will be issued the appropriate pro rata share of the Debentures issued.

Name: ___________________________________________________________
Address: _________________________________________________________
Tax Identification or
Social Security Number:_____________________________________________
Number of Debentures: _____________________________________________

Name: ___________________________________________________________
Address: _________________________________________________________
Tax Identification or
Social Security Number:_____________________________________________
Number of Debentures: _____________________________________________

Name: ___________________________________________________________
Address: _________________________________________________________
Tax Identification or
Social Security Number:_____________________________________________
Number of Debentures: _____________________________________________

Name: ___________________________________________________________
Address: _________________________________________________________
Tax Identification or
Social Security Number:_____________________________________________
Number of Debentures: _____________________________________________

          The undersigned certifies that each of the persons named above is an affiliate and/or related party of the undersigned as such terms are defined in the Prospectus dated July 8, 2002.

          Date: _____________

Signature: _____________________________ Name: _____________________________ Title: Registered Owner